Exhibit 99.1

Metalex Resources, Inc. Announces Name Change And New Business Direction As Rancher Energy Corp.

SPOKANE, WA April 18, 2006/MARKETWIRE/ -- Rancher Energy Corp. (OTCBB: RNCH) (the "Company") formerly Metalex Resources, Inc (OTCBB: MLXR) wishes to announce that the Company will henceforth operate under the name RANCHER ENERGY CORP. which best reflects managements current strategic outlook and planning.

The Company intends to focus on the implementation of its business plan concentrating on the oil and gas sector by specializing in evaluating older, historically productive fields to determine the potential for secondary and tertiary recovery. Management would then determine the economics, and where viable, proceed with development of the assets into producing wells. Current high oil and gas prices alongside advances in technology make these assets an attractive source of potentially recoverable oil and gas reserves.

Further information will be released in the upcoming weeks as available. The name change and new business direction is effective immediately.

Forward-Looking Statements:

Except for statements of historical fact, the information presented herein may contain forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which Rancher Energy Corp. and/or Metalex Resources, Inc. has little or no control.

ON BEHALF OF THE BOARD

Rancher Energy Corp.

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Andrei Stytsenko, President

Investor Relations Contact: Great Northwest Investor Relations Inc. 1-866-375-RNCH (7624)
Plan on visiting our new website at www.rancherenergy.com - COMING SOON